UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 7, 2006

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

1014 Vine Street Cincinnati, OH 45201

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On March 7, 2006, the Company released its earnings for the fourth quarter and fiscal year 2005. Attached hereto as Exhibit 99.1, and filed herewith, is the text of that release.

Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.

2006 Guidance: (includes effect of 53rd week)

	Net earnings per diluted share growth (including effect of stock option expense) -	6-8%

	Operating margins -	Slightly improving, resulting primarily from continuing improvement in southern California

	Identical food store sales growth goal (excluding supermarket fuel sales) -	In excess of 3.5%

	Capital expenditures -	$1.7-$1.9 billion, excluding acquisitions

	Food store square footage growth -	1.5-2% before acquisitions and operational closings

	Expected tax rate -	37.5%

	Company pension plan contributions -	$100-$150 million

	Expense stock options -	Cost $0.05-$0.06 per diluted share

Labor:

The Company will be back at the bargaining table in 2006 with a number of contracts covering smaller groups of associates than the contracts negotiated during 2005. Labor negotiations will continue to be a challenge in the face of competitive pressures and rising pension and health care costs.

2007 Guidance:

	Net earnings per diluted share growth (including effect of stock option expense) -	6-8%

Our ability to achieve the expected increases in sales and earnings could be adversely affected by the competitive environment in which we operate. In addition any labor dispute, delays in opening new stores, or changes in the economic climate could cause us to fall short of our sales and earnings targets. Increases in sales of our corporate brand products and the “sister store” impact of our new store openings, could adversely affect identical store sales. Our ability to increase same store sales could be adversely affected by increased competition and sales shifts to other stores that we operate. Operating margins could fail to improve if our operations in southern California do not improve as expected or if we are unsuccessful in containing our operating costs. Our capital expenditures could vary if we are unsuccessful in acquiring suitable sites for new stores, if development costs exceed those budgeted, or if our logistics and technology projects are not completed in the time frame expected or on budget. Square footage growth and the number of store projects completed during the year are dependent upon our ability to acquire desirable sites for construction of new facilities, as well as the timing of completion of projects. We anticipate expensing stock options during the fiscal year, as generally accepted accounting principles as currently in effect would require us to do so. Our estimated expense of $0.05-$0.06 per diluted share, from the adoption of stock option expensing, could vary if the assumptions that we used to calculate the expense prove to be inaccurate. The amount that we contribute to Company pension plans could vary if the amount of cash flow that we generate differs from that expected. Any change in tax laws, the regulations related thereto, or the interpretation thereof by federal, state or local authorities could affect our expected tax rate.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Earnings release for fourth quarter and fiscal year 2005, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

March 7, 2006	By:	/s/ J. Michael Schlotman
J. Michael Schlotman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Earnings release for fourth quarter and fiscal year 2005, filed herewith.